REORGANIZATION

                                       AND


                            STOCK PURCHASE AGREEMENT

                                 by and between

                               Star E Media Corp.
                              a Nevada corporation,

                                on the one hand


                                      and


                             ESP International Ltd.
                              a Nevada corporation

                              and its Shareholders

                                on the other hand

                   REORGANIZATION AND STOCK PURCHASE AGREEMENT

     REORGANIZATION AND STOCK PURCHASE AGREEMENT ("Agreement"), dated April 30, 2003, by and among Star E Media Corp., a Nevada corporation ("STAR"), on the one hand, and ESP International Ltd., a Nevada corporation ("ESP") and Mr. Mike
Gaunt ("Gaunt"), who is the sole shareholder of ESP (the "Shareholder" or "Shareholders"), on the other hand. Each of STAR, ESP, and the Shareholders shall be referred to herein as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H

     WHEREAS,  the  Shareholders  collectively  own  100%  of  the  issued   and
outstanding common stock of ESP as set forth in Exhibit A attached hereto (the "ESP Shares");

     WHEREAS, the Shareholders desire to sell and STAR desires to purchase all of the ESP Shares in accordance with the terms set forth herein;

     WHEREAS, the Parties desire and intend that the transactions contemplated by this Agreement will be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the parties hereto as follows:

                                    ARTICLE 1
                       SALE AND PURCHASE OF THE ESP SHARES

     1.1     Sale  of  the ESP Shares.  At the Closing, subject to the terms and
             ------------------------
conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Shareholders shall sell to STAR and STAR shall purchase from the Shareholders, all of the ESP Shares. STAR shall pay to the Shareholder, as consideration for the receipt of the ESP Shares, an aggregate of Three Hundred Fifty Thousand (350,000) shares of STAR common stock (the "STAR Shares").

     1.2     Position and Title. Effective  as  of the Closing, the  individuals
             ------------------
listed on Exhibit A will constitute the officers and directors of ESP, to serve until their successors are elected, and the officers and directors of STAR will not change.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     2.1       Representations and  Warranties of  ESP and The Shareholders.  To
               ------------------------------------------------------------
induce STAR to enter into this Agreement and to consummate the transactions contemplated hereby, ESP and the Shareholders represent and warrant, as of the date hereof and as of the Closing, as follows:

               2.1.1  Authority  of  ESP  and  The  Shareholders.  ESP  and  the
                      ------------------------------------------
     Shareholders have the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of ESP and the Shareholders.

               2.1.2  Corporate  Existence  of  ESP.  ESP  is a corporation duly
                      -----------------------------
     organized, validly existing and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

               2.1.3  Capitalization of ESP. The authorized equity securities of
                      ---------------------
     ESP consist of 100,000 shares of common stock, par value $0.01, of which 10,000 shares are issued and outstanding. No other shares of capital stock of ESP are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by ESP which provide for the purchase, issuance or transfer of any shares of the capital stock of ESP nor are there any outstanding securities granted or issued by ESP that are convertible into any shares of the equity securities of ESP, and none is authorized. ESP is not obligated or committed to purchase, redeem or otherwise acquire any of its equity. All presently exercisable voting rights in ESP are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of ESP's equity securities.

               2.1.4   Subsidiaries.  "Subsidiary"  or  "Subsidiaries" means all
                       ------------
     corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity. ESP does not have any subsidiaries.

               2.1.5  Execution of Agreement. The execution and delivery of this
                      ----------------------
     Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which either ESP or the Shareholders are a party or by which either of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of ESP or the Shareholders; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on ESP or the Shareholders or any of their respective actions.

               2.1.6  Taxes.
                      -----

                    2.1.6.1 All taxes, assessments, fees, penalties, interest and other governmental charges with respect to ESP (or its subsidiaries) which have become due and payable on the date hereof have been paid in full or adequately reserved against by ESP, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

                    2.1.6.2 There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against ESP, nor are there any actions, suits, proceedings, investigations or claims now pending against ESP, nor are there any actions, suits, proceedings, investigations or claims now pending against ESP with respect to any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against ESP; and

                    2.1.6.3 The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against ESP.

               2.1.7  Disputes  and  Litigation.  There  is  no  suit,  action,
                      -------------------------
     litigation, proceeding, investigation, claim, complaint, or accusation pending, threatened against or affecting ESP or any of its properties, assets or business or to which ESP is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect ESP or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting ESP or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of ESP or any such person's heirs, executors or administrators as against ESP.

               2.1.8  Compliance  with  laws.  ESP  has  at  all times been, and
                      ----------------------
     presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. ESP has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of ESP for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by ESP.

               2.1.9 Guaranties. ESP has not guaranteed any dividend, obligation
                     ----------
     or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of ESP.

               2.1.10  Books  and  Records.  ESP  keeps  its  books, records and
                       -------------------
     accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities and equities. The minute books of ESP contain records of its shareholders' and directors' meetings and of actions taken by such shareholders and directors. The meeting of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same. A true and accurate list of ESP assets and liabilities as of the Closing Date is attached hereto as Exhibit B. Further, attached hereto as Exhibit C is a list of all contracts to which ESP is a party or obligated, and ESP hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

               2.1.11 The Shareholders acknowledge that all of the STAR Shares will be "restricted securities"(as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144")), and will include the restrictive legend set forth in Section 3.2 hereof, and, except as otherwise set forth in this Agreement, that the shares cannot be sold for a period of at least one year from the date of issuance unless registered with the United States Securities and Exchange Commission ("SEC") and qualified by appropriate state securities regulators, or unless the Shareholders obtain written consent from STAR and otherwise comply with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

     2.2     Representations  and  Warranties  of  STAR.  To  induce ESP and the
             ------------------------------------------
Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, STAR represents and warrants, as of the date hereof and as of the Closing, as follows:

               2.2.1  Corporate  Existence  and  Authority  of  STAR.  STAR is a
                      ----------------------------------------------
     corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

               2.2.2 Capitalization of STAR. The authorized equity securities of
                     -----------------------
     STAR consists of 100,000,000 shares of common stock, par value $0.001, of which 13,230,000 shares are issued and outstanding as of the date hereof, and 20,000,000 shares of preferred stock, par value $0.001, of which no shares are issued or outstanding. No other shares of capital stock of STAR are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. All presently exercisable voting rights in STAR are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders. Other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of STAR's equity securities.

               2.2.3  Subsidiaries.  STAR  currently  has  no  subsidiaries.
                      ------------

               2.2.4  Execution of Agreement. The execution and delivery of this
                      ----------------------
Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which STAR is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of STAR; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on STAR or any of its actions.

                                    ARTICLE 3
                        CLOSING AND DELIVERY OF DOCUMENTS

     3.1     Closing.  The  Closing  shall  be deemed to have occurred as of the
             --------
date that each of the Parties hereto has executed this Agreement. Subsequent to the Closing the following shall occur as a single integrated transaction:

     3.2     Delivery  by  STAR:
             -------------------

             (a) STAR shall deliver to the Shareholders the STAR Shares, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s), which legend shall provide as follows:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES).

             (b) STAR shall deliver to ESP and the Shareholders written confirmation of the approval of the herein described transactions by STAR's Board of Directors as set forth in Section 4.1 hereof.

     3.3  Delivery  by  The  Shareholders:
          --------------------------------

             (a) The Shareholders shall deliver to STAR the ESP Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever.

     3.4  Delivery  by  ESP:
          ------------------

             (a)  ESP  shall  deliver  to  STAR   written  confirmation  of  the
     approval of the herein described transactions by ESP's Board of Directors and shareholders as set forth in Section 4.1 hereof.

             (b) ESP shall deliver to STAR a fully executed Assignment of Contract and Consent Thereto in form and substance substantially similar to Exhibit D hereto for each of the contracts set forth in Exhibit C hereto.

             (c) ESP shall deliver to STAR a Termination Agreement as set forth in Exhibit E attached hereto terminating that certain Licensing Representative Agreement between Star E Media Corporation and ESP International United Kingdom upon execution of this Agreement and payment of $10,000 to Gaunt, a copy of which is attached as Exhibit F hereto.

             (d) ESP shall deliver to STAR an Acknowledgement and Consent Agreement executed by the Shareholder and Educational Software Promotions International (ESP) Limited, a British Virgin Islands corporation (ESP United Kingdom), an entity controlled by the Shareholder, a copy of which is attached as Exhibit G hereto, which states that the Shareholder and ESP United Kingdom agree to present to STAR for assignment to STAR all future contracts of ESP United Kingdom and Shareholder that in any way relate to the business of STAR, the receipt of which may be accepted or denied by STAR in its sole discretion.

             (e) ESP shall deliver to STAR a Unanimous Written Consent of the Shareholder of ESP United Kingdom in form and substance substantially similar to Exhibit H hereto which indicates the shareholders consent to the assignment of the contracts set forth in Exhibit C hereto.

             (f) ESP shall deliver to STAR a Certificate of Officers in form and substance substantially similar to Exhibit I hereto.

             (g) ESP shall deliver to STAR a Certificate of Officers of ESP United Kingdom substantially similar to Exhibit J hereto.

                                    ARTICLE 4
                  CONDITIONS, TERMINATION, AMENDMENT AND WAIVER

     4.1     Conditions  Precedent.  This  Agreement,  and  the  transactions
             ---------------------
contemplated hereby, shall be subject to the approval of the Board of Directors of STAR and ESP, and the shareholders of ESP, which shall be delivered at the Closing. In the event ESP does not deliver the documents set forth in 3.4(b) and (e) by May 15, 2003, then STAR shall have the option, but not the obligation, to rescind this Agreement in its entirety, which shall in no way limit its ability to pursue whatever other legal remedies it may have. In the event STAR does not deliver the $10,000 payment contemplated by 3.4(c) by May 9, 2003 and as set forth in the Termination Agreement attached as Exhibit E, then ESP shall have the option, but not the obligation, to rescind this Agreement in its entirety, which shall in no way limit its ability to pursue whatever other legal remedies it may have

     4.2     Termination.  Notwithstanding anything to the contrary contained in
             ------------
this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned only by the mutual consent of all of the parties.

     4.3     Waiver  and  Amendment.  Any  term,  provision,  covenant,
             -----------------------
representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

                                    ARTICLE 5
                                    COVENANTS

     5.1 To induce STAR to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, ESP and the Shareholders covenant and agree as follows:

             5.1.1  Notices and Approvals. ESP and the Shareholders agree: (a)
                    ---------------------
     to give all notices to third parties which may be necessary or deemed desirable by STAR in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by STAR in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by STAR in connection with this Agreement and the consummation of the transactions contemplated hereby.

             5.1.2  Information  for  STAR's  Statements  and Applications.  The
                    ------------------------------------------------------
     Shareholders and ESP and their employees, accountants and attorneys shall cooperate fully with STAR in the preparation of any statements or applications made by STAR to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish STAR with all information concerning the Shareholders and ESP necessary or deemed desirable by STAR for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

             5.1.3  Access to Information. STAR, together  with  its appropriate
                    ---------------------
     attorneys, agents and representatives, shall be permitted to make the full and complete investigation of the Shareholders and ESP and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

             5.1.4  Termination  of  Previous Agreements. All prior agreements
                    ------------------------------------
     between STAR and ESP, ESP United Kingdom, and/or Gaunt, including but not limited to the Memorandum of Understanding dated December 30, 2002, the Acquisition Outline which is undated, and the Letter of Agreement dated April ___, 2003, are hereby cancelled in their entirety and replaced by this Agreement.

     5.2 To induce ESP and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, STAR covenants and agrees as follows:

             5.2.1  Access  to  Information.  The  Shareholders,  together  with
                    -----------------------
     their appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of STAR and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

                                    ARTICLE 6
                                  MISCELLANEOUS

     6.1     Expenses.  Except  as  otherwise  specifically provided for herein,
             --------
whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the parties hereto shall be paid prior to Closing.

     6.2     Notices.  Any  notice,  request,  instruction  or  other  document
             --------
required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by hand delivery, overnight mail with a recognized carrier, or by facsimile with facsimile confirmation, to the following addresses:

     To  STAR:

          Star  E  Media  Corp.
          27171  Burbank  Road
          Lake  Forest,  CA  92610
          Attn:  President
          Facsimile  (949)  581-9957
          with  a  copy  to:

          The  Lebrecht  Group,  APLC
          22342  Avenida  Empresa,  Suite  220
          Rancho  Santa  Margarita,  CA  92688
          Attn:  Brian  A.  Lebrecht,  Esq.
          Facsimile  (949)  635-1244

     To  ESP  or  the  Shareholders:

          ESP  International  Ltd.
          c/o  Mike  Gaunt
          26A  Albemarle  Street
          London,  W2S  4HY
          Facsimile:  +44(0)845  125  9087

          Mike  Gaunt
          26A  Albemarle  Street
          London,  W2S  4HY
          Facsimile:  +44(0)845  125  9087

     Notice shall be deemed to be given at the time of receipt of the notice by the recipient. The persons and addresses set forth above may be changed from time to time by a notice sent as stated in this Section.

     6.3  Entire  Agreement.  This  Agreement,  together  with the schedules and
          -----------------
exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     6.4     Survival  of  Representations.  All  statements  of fact (including
             ------------------------------
financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the parties or of any information a party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

     6.5     Incorporated  by  Reference.  All  documents  (including,  without
             ----------------------------
limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

     6.6     Remedies  Cumulative.  No remedy herein conferred upon any Party is
             ---------------------
intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     6.7     Execution  of  Additional Documents.  Each party hereto shall make,
             ------------------------------------
execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     6.8     Finders'  and  Related  Fees.  Each  of  the  parties  hereto  is
             -----------------------------
responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

     6.9     Governing  Law.  This Agreement has been negotiated and executed in
             ---------------
the State of California and shall be construed and enforced in accordance with the laws of such state.

     6.10    Forum.  Each  of  the parties hereto agrees that any action or suit
             ------
which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

     6.11     Attorneys'  Fees.  Except  as  otherwise  provided  herein,  if  a
              ----------------
dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

     6.12    Binding  Effect and Assignment.  This  Agreement shall inure to the
             ------------------------------
benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

     6.13    Counterparts.  This  Agreement  may  be  executed in  counterparts,
             ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

"STAR"                                      "ESP"

Star  E  Media  Corp.,                      ESP  International  Ltd.,
a  Nevada  corporation                      a  Nevada  corporation


     /s/ E.G. Abbadessa                          /s/ Mike Gaunt
-----------------------------               ----------------------------
By:  E.G.  Abbadessa                        By:  Mike  Gaunt
Its:  President  and  COO                   Its:  President


"Shareholder"


     /s/ Mike Gaunt
-----------------------------
Mike  Gaunt

                                    EXHIBIT A

                                ESP SHAREHOLDERS
     Name                                                No. of ESP Shares
  --------------------------------              --------------------------------
     Mike Gaunt                                            10,000 shares




                           ESP OFFICERS AND DIRECTORS
     Name                                                    Position(s)
  --------------------------------              --------------------------------
     Mike Gaunt                                           Director, President,
                                                        Secretary, and Treasurer

     E.G. Abbadessa                                           Director

     Gabriel Nassar                                           Director

     Mehdi Hatamian                                           Director

                                    EXHIBIT B

                          ASSETS AND LIABILITIES OF ESP
                            AS OF THE DATE OF CLOSING

     As of the date of Closing, other than the contractual agreements set forth in Exhibit C, there are no assets or liabilities of ESP.

                                    EXHIBIT C

                             CONTRACTS TO WHICH ESP
                           IS A PARTY OR IS OBLIGATED

     1. Licensing Representative Agreement dated November 6, 2002 by and between Centennial Media P/L and ESP International, including Exhibit A thereto.

     2. Licensing Representative Agreement dated February 1, 2002 by and between Lizard Edutainment Pty Ltd. and ESP International, including Exhibit A and Schedule 2 thereto.

     3. Licensing Representative Agreement dated September 22, 2002 by and between WebsterWorld Pty Ltd. and ESP International, including Exhibit A and Exhibit B thereto.

     4. Licensing Representative Agreement dated May 2, 2002 by and between Assessment Technology Pty Ltd and Computer Basics Australia Pty Ltd, two Australian companies trading as the registered business name of Hoopers Multimedia and ESP International, including Exhibit A thereto.

     5. Licensing Representative Agreement dated January 10, 2002 by and between Unlimited S.A., a Chilean Company of Silvina Hurtado and ESP
International,  including  Exhibits  1,  2  and  3  thereto.

     6. Licensing Representative Agreement dated October 6, 2002 by and between Idigicon Ltd. and ESP International, including Exhibit A thereto.

     7. Licensing Representative Agreement dated June 3, 2002 by and between Maestro Learning, Inc. and ESP International, including Exhibit A thereto.

     8. Know-How License and Technical Assistance Agreement dated April 10, 2003 by and between 100 Limited and ESP International, including the "Territory" page and Schedule 2 thereto.

                                    EXHIBIT D

               FORM OF ASSIGNMENT OF CONTRACT AND CONSENT THERETO

                             ASSIGNMENT OF CONTRACT
                               AND CONSENT THERETO

     This Assignment of Contract and Consent Thereto (this "Assignment") dated as of April 29, 2003, is executed by and among ESP International ("Assignor") and ESP International Ltd., a Nevada corporation ("Assignee"), and consented to by ______________________ ("Consenting Party"), in connection with the proposed assignment (the "Assignment") by Assignor to Assignee of the contractual agreement attached hereto as Exhibit A (the "Contract").

     In connection with the foregoing, Assignor and Assignee hereby agree as follows:

     1. For value received, Assignor hereby sells and assigns to Assignee, its successors and assigns, WITHOUT RECOURSE as to the financial ability of the Consenting Party to pay, the Contract, together with all of Assignor's right, title and interest in the property covered by and described in the Contract, and all of Assignor's rights and remedies thereunder and under any guaranty or endorsement thereof, including the right to collect any and all installments due and to become due on the Contract and to take, in Assignor's or Assignee's name, any and all actions Assignor might otherwise take.

     2. Assignor warrants that (i) the Contract and any accompanying notes, guaranties, waivers and/or other instruments (collectively "Contracts") are true, valid and genuine and represent existing valid and enforceable obligations in accordance with their terms; (ii) all signatures, names, addresses, amounts and other statements and facts contained therein are true and correct; (iii) the Contracts (including their form and substance and the computation of all charges) and the transactions underlying the obligations (including any sale and delivery) conform to all applicable laws, rules, regulations, ordinances and orders; and (iv) the present unpaid balance shown on Exhibit A (if shown) is correct, the property (if applicable) has been delivered to the Consenting Party under the Contract in satisfactory condition and has been accepted by the Consenting Party, or their assigns, the Contracts are not and will not at any time be subject to any defense, claim, counterclaim or set-off and Assignor will comply with all its obligations under the Contracts. In addition, Assignor shall indemnify and save Assignee harmless from any loss, damage or expense, including attorneys' fees, incurred by Assignee as a result of Assignor's breach of any of the terms of this assignment or any of the warranties, obligations or undertakings described herein.

     3. Assignor agrees that Assignee may in Assignor's name endorse all accompanying notes and all remittances received. Assignor waives notice of acceptance hereof as well as presentment, demand, protest and notice of non-payment and protest as to all contracts heretofore, now, or hereafter signed, accepted, endorsed or assigned to Assignee. Assignor waives all exemptions and homestead laws and any other demands and notices required by law, and Assignor waives all set-offs and counterclaims. Assignee may at any time, without consent of Assignor, without notice to Assignor and without affecting or impairing the obligations of Assignor hereunder, do any of the following: (a) renew, extend, modify, release or discharge any obligation of the Consenting Party or any persons obligated on the Contracts or on any accompanying note or guaranty, ("the Contract Obligations"); (b) accept partial payments of the Contract Obligations; (c) accept new or additional documents, instruments or agreements relating to or in substitution of the Contract Obligations; (d) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Contract Obligations and the security therefor in any manner; (e) consent to the transfer or return of security and take and hold additional security or guaranties for the Contract Obligations; (f) amend, exchange, release or waive any security or guaranty; or (g) bid and purchase at any sale of the Contracts or security and apply any proceeds and security and direct the order and manner of sale. Assignor shall have no authority to, and will not, without Assignee's prior written consent, accept collections, repossess or consent to the return of the property described in the Contract or modify the terms thereof or of any accompanying note or guaranty. Assignee's knowledge at any time of any breach of or non-compliance with any of the foregoing shall not constitute any waiver by Assignee.

     4. Consenting Party warrants and agrees that: (i) Consenting Party hereby consents to the Assignment by Assignor to Assignee of the Contracts; (ii) nothing in this Assignment shall be construed to modify, waive, release, or otherwise affect, as between Assignor and Consenting Party (prior to the date of this Assignment) or Assignee and Consenting Party (following the date of this Assignment), any of the provisions of the Contracts; (iii) in the event of any conflict between the Assignment and the Contracts, this Assignment shall prevail; (iv) following the date of this Assignment, Assignor shall not be liable for any of the obligations under the Contracts; (v) following the date of this Assignment, Consenting Party shall remain fully liable for all of its obligations under the Contracts; (vi) this Assignment shall not be construed as a consent by Consenting Party to any further assignment by Assignor or Assignee; and (vii) to the best of Consenting Party's knowledge, the Contracts are in full force and effect, there are no uncured defaults on the part of any party to the Contracts, and there are no existing offsets or defenses which either party has against enforcement of the Contracts.


[remainder  of  page  intentionally  left  blank]

     IN WITNESS WHEREOF, the undersigned parties have duly executed this Assignment as of the date first written above.

"Assignor"                                          "Assignee"

ESP  International                                  ESP  International  Ltd.,
                                                    a  Nevada  corporation


_____________________________                       ____________________________
By:  Mike  Gaunt                                    By:  Mike  Gaunt
Its:  President                                     Its:  President



"Consenting  Party"




_____________________________


_____________________________
By:    ______________________
Its:   ______________________

                                    EXHIBIT E

                            TERMINATION OF AGREEMENT

                            TERMINATION OF AGREEMENT

     This Termination of Agreement ("Termination") is entered into effective this April 30, 2003 by and between Star E Media Corp., a Nevada corporation ("STAR"), and Educational Software Promotions International (ESP) Limited, a British Virgin Islands corporation ("ESP").

     WHEREAS, STAR and ESP are parties to that certain Licensing Representative Agreement dated June 21, 2002, a copy of which is attached hereto as Exhibit A (the "Agreement").

     WHEREAS, STAR and ESP are parties to an agreement whereby STAR will acquire ESP International Ltd., a Nevada corporation and an affiliate of ESP, and as a condition to the closing of that agreement STAR and ESP desire to terminate the Agreement in its entirety, effective as of the date hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.     STAR  agrees  to  pay to ESP the sum of $10,000 under the Agreement.

     2. The Agreement is hereby terminated in its entirety as of the date hereof. Neither party shall have any obligations under the Agreement, and both parties hereby waive and forfeit all rights to enforce any provisions of the Agreement. In the event STAR does not deliver the $10,000 payment contemplated above by May 9, 2003, then ESP shall have the option, but not the obligation, to rescind this Termination in its entirety.

     IN WITNESS WHEREOF, the undersigned parties have duly executed this Termination as of the date first written above.


"STAR"                             "ESP"

Star  E  Media  Corp.,             Educational Software Promotions International
a  Nevada  corporation             (ESP)  Limited,  a  British  Virgin  Islands
                                   corporation


_____/s/ E.G. Abbadessa_________        /s/ Mike Gaunt___________________
By:  E.G.  Abbadessa               By:  Mike  Gaunt
Its:  President  and  COO          Its:  President

                       Exhibit A to Termination Agreement

                                    EXHIBIT F

               COPY OF LICENSING REPRESENTATIVE AGREEMENT BETWEEN
          STAR E MEDIA CORPORATION AND ESP INTERNATIONAL UNITED KINGDOM

                                    EXHIBIT G

                    ACKNOWLEDGEMENT AND CONSENT AGREEMENT OF
               ESP INTERNATIONAL (UNITED KINGDOM) AND SHAREHOLDER

                      ACKNOWLEDGMENT AND CONSENT AGREEMENT

     This Acknowledgment and Consent Agreement ("Agreement") is executed this April 30, 2003 by Educational Software Promotions International (ESP) Limited, a British Virgin Islands corporation ("ESP"), and Mike Gaunt, an individual ("Gaunt").

     WHEREAS, Gaunt is a party to an agreement with Star E Media Corp. ("STAR") whereby STAR will acquire ESP International Ltd., a Nevada corporation and an affiliate of ESP, and as a condition to the closing of that agreement ESP and Gaunt have agreed to execute this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, ESP agrees as follows:

     1. Effective as of the date hereof, Gaunt and ESP agree to present to STAR for assignment to STAR all contracts, whether previously entered into or entered into in the future, of ESP and Gaunt that in any way relate to the business of STAR, the receipt of which may be accepted or denied by STAR in its sole discretion.

     2. ESP acknowledges and discloses the existence of communication with each of the following which may lead to a contract which will be subject to this
Agreement:

            E-Tech  Group
            Nightengale
            Imparo
            Tom  Snyder

     Executed  effective  as  of  the  date  first  written  above.


"Gaunt"                         "ESP"

                                Educational  Software  Promotions  International
                                (ESP)  Limited,  a  British  Virgin  Islands
                                corporation
____/s/ Mike Gaunt_____________
Mike  Gaunt,  an  individual
                                _____/s/ Mike Gaunt___________________
                                By:  Mike  Gaunt
                                Its:  President

                                    EXHIBIT H

                          UNANIMOUS WRITTEN CONSENT OF
                       SHAREHOLDERS OF ESP UNITED KINGDOM

                                    EXHIBIT I

                           OFFICERS CERTIFICATE OF ESP

                                    EXHIBIT J

                   OFFICERS CERTIFICATE OF ESP UNITED KINGDOM